Silver Star Update
Message from the CEO, Gerald Haddock
October 30, 2024

I am responding to Mr. Hartman's letter of October 17th, where he lambasted the company. He lambasted, in addition to that, every member of the executive committee, and even throughout biblical scriptures. We're about to be in trial in Maryland with him. We feel we have a really good position, and our lawyers feel the same. The positions regarding the pivot into self-storage, the consent question, the liquidation, and anything else he may bring up, including the allegation that the charter mandates an immediate liquidation, will be heard by this court. I think he is looking for scapegoats and denying the truth. I invite you to just look at his own testimony in that case. Through examining the excerpts of his deposition, which are now attached to our website for your convenience, he knows that we will use those depositions in the Maryland state and federal court.
My position is, at this point, let's just turn it over to the courts for now. See where this shakes out. With respect to the vote, he claims we stopped the vote. We did not stop the vote. The only reason we don't know the results legally of the proxy is because he stopped the vote with an extraordinary injunction. That was it. In conclusion of this litigation, those votes will now be counted. You should just look at the excerpts of the deposition and ask yourself, was Mr. Hartman, based on his demeanor, based on his actual words, sworn testimony, sweating brow, telling the truth when he was appearing before the court in that deposition? Of course, that deposition will be used in Maryland and the big damage case against him, Hartman XXI, and other family members who have participated in these wrongdoings. I don't want to spend any more time on that letter, but I am happy to answer any of your individual questions. If you will just call Michelle Small in our Investor Relations department, she will either talk to you or will set a time for us to have a convenient conversation.
Hartman's conduct is one of many in a pattern. I have talked to most of the people, both profit and non-profit companies that had to go through the treacherous ordeal of ousting him for similar reasons to those we had. He has been investigated three times by the SEC. Just a continual type of pattern problem. Common denominator that I get feedback on is he hates every team member that has ever disagreed with him. Although, he picked all of the executive committee members, basically, he's now turning against them in a form of vengeant, hatred. That's it. I was named CEO of the year three times running, built several companies, had an outstanding career with three major law firms, and I am comfortable with that career, to state it very simply. We all know the market for commercial office has been upside down, but our organization has done an outstanding job of methodically selling through this market. We have been getting good prices. Those are prices approved by the board at an earlier point in most cases. In the last 60 days, the markets, however, have softened, and properties have become much harder to sell.
Deferred maintenance is the major cause of reduction by reluctant buyers. Buyers are becoming much smarter in their due diligence approach. They're examining, for the expected deferred maintenance, as a result of damaging information circulating through the buyer market. All of our cash, in large part coming from sales, is earmarked to satisfy the SASB loan and the exit financing associated with that financing. Therefore, other than releases of sub-reserves and net NOI from our storage properties and legacy assets, we don't have substantial liquidity.
After we stabilize the company, we intend to begin distributions. The end is in sight. We intend to obtain bridge equity for a larger equity event. We expect, from a guidance standpoint, to be able to start distributions by the third quarter of 2025. The expenses that we are incurring in large part in this process, to effectively overcome Hartman's hurdles are being bundled in a crown jewel package.
I wish I could put a big diamond on top of it because we believe it is deserving. At least it's one of our crown jewels. The others are some of the self-storage properties that we're moving into, like Delray Beach in Florida. But the crown jewel and the damage claim in Harris County could be $50 million, $75 million, $100 million, and with punitive damages could make even substantially higher recoveries. These are obviously contingent, speculative, and dependent on the uncertainties of litigation. We understand on information and belief that Mr. Hartman is, in fact, breaking an asset protection trust and transferring some of the trust Silver Star holdings to some of his family members. With this potential liability facing him, we know those are going to be suspect. All of these maneuverings by Mr. Hartman is something that's going to be on the table for you, our shareholders, to realize as one of the crown jewels of this company.
Now, just five or six quick wrap-up points, and then I'll stop until we begin again, which I intend to cause to happen on a regular basis going forward.

First, the Schwab situation. We've had extensive discussions with Schwab to get our NAV at June 30, 2024 presented. We've implemented a program that's well on the way to completion to get appraisals of our assets, do the NAV calculation of the company as of June 30, and as we always do, get it formally approved by the executive committee.
Once that's done, we'll get the current reporting portal straight. The even more important ingredient to get the Schwab situation cleared, we're in the process of finishing. That is the negotiating with three or so accounting firms to jump in and do the audit for 2023 and then finish 2024 timely. Most indications are the 2023 audit can be completed by the end of this year. Our finance team has been working diligently to have audit-ready documents, financials, presentations, PBCs, trial balances, and other background information required for full-blown audit. Our former auditors have expressed a willingness to fully cooperate with this transfer so that it should be seamless. We look forward to getting the process started in the next week and then move rapidly toward completing an audit process by the end of calendar ‘24. That will be for the 2023 calendar year and then we'll get the 10-K for 12-31, moving into a regular, timely filing schedule.
We're spending significant time as we're devoting attention to downsizing through selling assets, externally engaging self-storage management companies for the time being and looking at expanding more with an opportunity with Southern Star. We intend to consolidate Southern Star's properties in North Dallas from a management perspective with one of our Silver Star properties in McKinney.
That is being done to make operations more efficient, increase cash flow, and decrease the cost of management externally. We want to take advantage across the board of these management synergies and the expertise of the Silver Star team from an operating standpoint with both Silver Star and with Southern Star as Silver Star goes into its acquisition program in more depth. All of this became available once we received relief from the SEC with respect to the closing of its investigation. We have been able to devote more time and attention to move Southern Star forward rather than just focusing on solving some of the past history. Turnaround is in place. NOI is increasing. Occupancy is increasing. Properties have been really remediated from a maintenance and appearance standpoint, and that's been significant. We have engineered an entire management turnover at the company. We brought in new people, created a totally fresh environment, and there's been a fresh approach to outreach in communities, overall marketing, contact with Chambers of Commerce, contact with City Council, contact with mayors. We're getting great feedback in terms of success, dedication, responsibility, doing what we said, and that's what we're going to continue to do from our DST holder standpoint. And in fact, we have been invited by some of the key people related to those DSTs to consider a large facilitating fund where the DST investors could complete another 1031 Exchange into a fund with liquidity, providing them with an option to get an operating partnership unit, as well as the other option of getting dollars.
Someone has suggested that we could even receive about $50 million dollars to fund that fund. One of the major players said, “Look, Gerald, when you're ready, just let us know. You turn this thing around, and we'll be ready to write you and Silver Star DST checks whenever you want with respect to whatever you want, particularly a fund like you're talking about with respect to doing something for the Southern Star Unit holders and others.”

So, despite the shortcomings in Southern Star, as a result predecessor circumstances, mostly economic, and shortage of capital, shortage of management talent, the outlook today looks pretty rosy with respect to this turnaround.
So, moving over to the Silver Star side, we're still completing our sales with respect to the legacy properties. We're well on the way to finishing.
I expect that we'll sell around $62 million in legacy assets by the end of the year or shortly thereafter. And we'll end up retaining six or seven, as we've talked about, for a longer-term investment, more capital deployment. But as you well know, all of this is fluid. We are so engaged in the strategic aspect of this transaction that prices must be able to be achieved with some reasonable standard and it also depends on capital that may be required to sell these assets. The closing, once we agree to a PSA on an agreed-upon price with our time schedule, is extremely important. All these different strategic options we're facing are dependent on these timelines being met. We're working on deploying the money from the sale of these proceeds, we're streamlining GMA. We'll be able to exit the tail end of the SASB with Benefit, RMWC, early in ‘25. Some of the attractive financing, we may keep part of that in place, like the Walgreens financing. That may stay in place or be refinanced, or some of the other liabilities may be refinanced at cheaper financing.
In the meantime, we're working diligently on the NAV calculation. We're doing in-depth modeling, analyzing cash flows, net operating income, other assets, particularly the expected results from prospects for success in the Harris County damage case. That's an important item. Remember, that's a crown jewel. So, we should have a pretty good information package shortly to complete our strategic planning. For a type of guidance, since most of the activities we're involved with are subject to certain conditions, subject to formal approval by the executive committee, we believe that the NAV will be around $2 dollars a share, depending on the results of valuation associated with some of the intangibles.
Our immediate plans on the table are to issue a convertible preferred with a PIK coupon, short-term call features, no redemption, five-year term, followed by a real liquidity event for success with that bridge convert. As we pull this together, then we on the Board will be evaluating the best interest for the company. In the meantime, as a practical matter, we'll be focusing on the crown jewel, we'll be focusing on the Maryland litigation.
Keep in mind that many of the expenses that we're incurring with respect to the defense of the SEC process, which was primarily from Mr. Hartman's actions, that those will all be, capitalized into an intangible, and that will become part of the crown jewel. That's all I have for now. As I've said before, I invite anyone needing information to give me a call, and I want to be very clear that notwithstanding the shots taken by Mr. Hartman, I am quite satisfied with my career. It stands for itself, and in fact, I will not be denigrated by Mr. Hartman, nor will I respond in kind with respect to his totally improper allegations and use of certain scriptures from the Bible. I think he is totally acting in an inappropriate manner for a business environment, and I will not participate in that.
Thank you very much. I look forward to working with you on a regular basis and continuing our work and getting this company where you want us to be. So, get ready for a good Thanksgiving, wish us well in our trial in Maryland and let me know how I can help you or talk to you about any of these issues.
Thank you.

Forward-Looking Statements
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